                                                                   EXHIBIT 11.0
                                                                   (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

                  COMPUTATION OF (LOSS) INCOME PER COMMON AND
                            COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                                                For the
                                                          Three Months Ended
                                                        ----------------------
                                                        March 31,   March 31,
                                                          2001        2000
                                                        ---------   ---------


BASIC
-----
Loss from continuing operations                         $(22,038)   $ (44,630)
Loss from discontinued operations                           -        (126,606)
Cumulative effect of change in accounting principles     (12,001)        -
                                                        --------    ---------

Net loss applicable to common shares                    $(34,039)   $(171,236)
                                                        ========    =========

Applicable Shares for Computation of Loss per Share:

Weighted average common shares outstanding               429,936      425,495
                                                        ========    =========

Loss Per Common Share - Basic

Loss from continuing operations                         $  (0.05)    $  (0.10)
Loss from discontinued operations                            -          (0.30)
Cumulative effect of change in accounting principles       (0.03)         -
                                                        --------     --------
Net loss per common share                               $  (0.08)    $  (0.40)
                                                        ========     ========

                                                                   EXHIBIT 11.0
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

                  COMPUTATION OF (LOSS) INCOME PER COMMON AND
                            COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                                                For the
                                                          Three Months Ended
                                                        ---------------------
                                                        March 31,   March 31,
                                                          2001        2000
                                                        ---------   ---------


DILUTED
-------

Loss from continuing operations                         $(22,038)   $ (44,630)
Loss from discontinued operations                           -        (126,606)
Cumulative effect of change in accounting principles     (12,001)        -
                                                        --------    ---------

Net loss applicable to common shares                    $(34,039)   $(171,236)
                                                        ========    =========

Applicable Shares for Computation of Loss per Share:

Weighted average common shares outstanding               429,936      425,495
Weighted average common equivalent shares arising from:
  Dilutive stock options                                    -            -
  Stock warrants                                            -            -
                                                        --------    ---------
Weighted average number of common and common
  equivalent shares                                      429,936      425,495
                                                        ========    =========

Loss Per Common Share - Diluted

Loss from continuing operations                         $  (0.05)   $   (0.10)
Loss from discontinued operations                            -          (0.30)
Cumulative effect of change in accounting principles       (0.03)         -
                                                        --------    ---------
Net loss per common share                               $  (0.08)   $   (0.40)
                                                        ========    =========